UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  August 28, 2014

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on August 28, 2014 (the “August 28 Meeting”), our Board of Directors (the “Board”) voted to adopt a six-member slate of nominees for election to the Board in connection with the Company’s annual meeting of shareholders for fiscal year 2014 (the “Annual Meeting”). The six-member slate included all of the then-serving directors of the Company except for Mr. Marceau N. Schlumberger and Mr. Joseph T. Leary, who were not renominated. Mr. Schlumberger and Mr. Leary voted against the adoption of the six-member slate, which was approved and adopted by a vote of five to two (one director was unable to attend the August 28 Meeting and did not vote).

During the August 28 Meeting and immediately following the vote adopting the six-member slate, Mr. Schlumberger elected to resign as a member of our Board. Mr. Schlumberger, who had served as a member of our Board of Directors since July 2013, cited his disapproval of the slate of nominees as his reason for resigning. He also noted that he would have liked to have seen more discussion regarding the new slate and that he believes the Company’s shareholders would have been better served had the Board nominated the entire then-current Board for re-election. Mr. Schlumberger was serving as a member of our Compensation Committee.

Also during the August 28 Meeting, immediately following Mr. Schlumberger’s resignation, Mr. Leary elected to resign as a member of our Board. Mr. Leary, who had served as a member of our Board of Directors since April 2014, indicated that he agreed with Mr. Schlumberger’s criticisms. He indicated that additional discussion of the proposed nominations would have benefited the Company and that he was opposed to the adoption of the six-person slate approved by the Board. Mr. Leary served on our Audit Committee and our Compensation Committee.

On August 29, 2014, we received a letter from Mr. Schlumberger following his review of this report. He asked that the letter be included as an exhibit to this Current Report on Form 8-K. That letter is filed herewith as Exhibit 17.1 to this report.

Item 8.01    Other Events.

At the August 28 Meeting, in addition to adopting a six-member slate of nominees for consideration by our shareholders at the Annual Meeting, and following the resignations of Mr. Schlumberger and Mr. Leary described under Item 5.02 above, the Board voted to add Mr. Gerald E. Hannahs, Jr., as a member of its Audit Committee and Mr. Charles M. Stivers as a member of its Compensation Committee. Following these appointments, the composition of those committees is as follows:

Audit Committee: Mr. Bob G. Gower (chairperson), Mr. Stivers and Mr. Hannahs

Compensation Committee: Mr. Hannahs (chairperson), Mr. Gower and Mr. Stivers

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Letter from Marceau N. Schlumberger, dated August 29, 2014, regarding his resignation from the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer